Exhibit 99.1

93 West Main Street, Clinton, CT 06413	NEWS

Connecticut Water Service, Inc. Reports 2017 Earnings

•	Earnings total $2.17 per share

•	Total revenues increased 8.1 percent

•	Added nearly 10,000 new customers

•	Added regulated wastewater operations

•	Expense of $1.5 million related to Tax Cuts and Jobs Act (non-cash)

CLINTON, CT, March 15, 2018 – Connecticut Water Service, Inc. (Nasdaq: CTWS) announced net income of $25.1 million, or earnings per basic average share (EPS) of $2.17, including a $0.13 per share negative impact from the Tax Cuts and Jobs Act passed in December of 2017, on total revenues of $113.8 million in 2017. Total revenues include revenues generated by the Company’s three business segments: Water Operations, Service and Rentals, and Real Estate. In 2016, the Company had net income of $23.4 million, or $2.12 EPS, on total revenues of $105.3 million.

Net income in the Company’s core business, the Water Operations segment, was $23.9 million, on revenues of $108.5 million. In 2016, net income from the segment totaled $22.2 million, on revenues of $100.0 million. The increase in revenues was related to the acquisitions of the Heritage Village Water Company (Heritage Village Water) in February 2017 and the Avon Water Company (Avon Water) in July 2017, as well as the recovery of costs for completed infrastructure replacement projects through the Water Infrastructure and Conservation Adjustment (WICA) in Connecticut and the Water Infrastructure Charge (WISC) in Maine. Also contributing was a general rate increase implemented in the Maine Water Company’s (Maine Water) Biddeford Saco division in December 2017.

“CTWS delivered on its long-term growth strategy of prudent acquisitions and infrastructure investment in 2017,” stated David C. Benoit, President and CEO of CTWS. Mr. Benoit added, “CTWS grew the number of customers it serves by 10 percent through acquisitions in 2017, and entered the publicly regulated wastewater space. Our completed acquisitions of Heritage Village Water and Avon Water generated nearly $5.9 million in total revenues. System-wide, we invested $51.5 million in infrastructure to serve customers through increased service reliability, enhanced water treatment and improved public safety. We also continue to invest in physical and cyber-security to protect our customers, employees, facilities and information technology systems.”

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Year-to-date comparisons of net income between 2016 and 2017 were impacted by different factors. In 2016, an out-of-period adjustment of approximately $1.6 million lowered expenses associated with mark-to-market costs. In 2017, net income was affected by the following:

•	The reassessment of income tax provisions related to repair deductions allowed the Company to release previously reserved tax liabilities for both its Connecticut- and Maine-based regulated subsidiaries. There was a decrease of $4.8 million of tax reserves in 2017.

•	A $1.5 million (non-cash) expense was incurred on deferred tax assets under the Tax Cuts and Jobs Act.

•	An increase in the acquisition and corporate development costs associated with the Company’s recent acquisition activities.

Including the completed acquisitions in 2017, the Company has grown its customer base an industry-pacing customer growth of more than 45 percent over the past decade.

Tax Cuts and Jobs Act

The Tax Cuts and Jobs Act, which was signed into law in December 2017, included a reduction to the corporate federal income tax rate from the existing maximum rate of 35 percent to 21 percent effective January 1, 2018. In accordance with accounting standards, CTWS revalued its deferred income tax assets and liabilities at the new 21 percent federal income tax rate. This revaluation resulted in the recognition of both regulatory liabilities, to the extent that the tax savings over time will be returned to customers in utility customer rates, and a non-cash adjustment was recognized to record additional income tax expense of $1.5 million (non-cash), to the extent revalued deferred income taxes are not believed to be recoverable in utility customer rates.

Definitive Merger Agreement with SJW Group

In a separate news release issued this morning, CTWS and SJW Group (NYSE: SJW) announced that both companies’ boards of directors have unanimously approved the definitive agreement to combine through a merger of equals to create the 3rd largest investor-owned water and wastewater utility in the United States, based on pro forma enterprise value and combined rate base. The increased scale and more diverse geographic footprint of the new organization provide the opportunity for investments in service and reliability that can enhance value for

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shareholders as well as for customers and communities. The news release is available at http://ir.ctwater.com and additional information regarding the transaction will be available at www.sjw-ctws.com.

A joint conference call and webcast will be held by CTWS and SJW Group today at 8:30 a.m. ET (5:30 a.m. PT) to discuss the merger.

The conference call can be accessed by dialing (866) 610-1072 for callers from the U.S. and (973) 935-2840 for international callers. The confirmation code is 8499635.

A live webcast of the conference call will be available at www.sjw-ctws.com.

A replay of the conference call will be available for two weeks, from March 15, 2018 through March 28, 2018, and can be accessed by dialing (800) 585-8367 and providing the 8499635 confirmation code. The webcast will also be archived at www.sjw-ctws.com.

Maine Water Rate Decision

On December 5, 2017, the Maine Public Utilities Commission (MPUC) approved a water rate increase for customers of Maine Water’s Biddeford Saco division. Maine Water had requested an increase in annual revenues of $1.57 million. The MPUC approved an increase of $1.56 million, which was effective with customer bills issued on or after December 1, 2017.

Dividend Increase

On May 11, 2017, CTWS’s Board of Directors approved an increase of 5.3 percent in its annualized cash dividend, raising the quarterly amount to $0.2975 per share on the Company’s common stock, for an annualized dividend of $1.19. Over the past three years, the Company has increased dividend payments on its common shares by nearly 15 percent.

Settlement Agreement

On February 7, 2018, the Connecticut Water Company (Connecticut Water) filed a motion with the Connecticut Public Utilities Regulatory Authority (PURA) to reopen its last rate decision for the purpose of considering a Settlement Agreement negotiated with the Office of Consumer Counsel. Under the term of the Settlement Agreement,

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•	Connecticut Water would begin to recover through increased rates on the $36.3 million of plant in service with Connecticut Water’s generational investment in clean drinking water at the newly upgraded Rockville Drinking Water Treatment Facility.

•	The current Water Infrastructure and Conservation Adjustment (WICA) surcharges on customers’ bills would be rolled into base rates and the surcharge reset to zero.

•	Connecticut Water would not increase its base rates until January 2020, at the earliest, with an exception for extraordinary circumstances.

PURA has agreed to the request to reopen the last rate proceeding. Connecticut Water expects a decision by the end of the second quarter, with provisions of the Settlement Agreement becoming effective soon thereafter.

WICA and WISC

Maine Water files for WISC increases with the MPUC on a system-by-system basis. Five WISC applications filed in the fourth quarter of 2017 have been approved in 2018, and the WISC surcharge in the Biddeford Saco division has been reset to zero with the approval of the general rate case in December 2017. The current overall approved cumulative WISC surcharge for all divisions of Maine Water is 6.9 percent. The maximum WISC surcharge allowed in Maine ranges from 10 percent to 20 percent, depending on the size of the water system.

The current WICA charge for Connecticut Water is 9.81 percent and 8.09 percent for Avon Water. Heritage Village Water has not filed for a WICA surcharge.

WICA and WISC allow for recovery of eligible infrastructure replacements on a semi-annual basis. Since the adoption of WICA in 2007, Connecticut Water has replaced more than 120 miles of aging water main with an average age of 75 years. WISC became available in Maine in 2013 and has been used to replace 12 miles of aging water mains and pump stations, construct storage tanks, and fund treatment improvements.

Other Developments

The Company’s 2017 Customer Satisfaction Index, as measured by an independent research firm, was measured at 93.3 percent. The CSI was 92.2 percent in 2016.

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About CTWS

CTWS is one of the 10 largest U.S.-based publicly traded water utilities, and is listed on the Nasdaq Global Select Market under the ticker symbol CTWS. Through its regulated utility subsidiaries, CTWS serves more than 135,000 water customers, or more than 425,000 people in 80 communities across Connecticut and Maine, and more than 3,000 wastewater customers in Southbury, Connecticut.

Since January 2012, CTWS has grown its customer base by more than 45 percent, or more than 44,000 customers, primarily through large acquisitions in Maine in 2012 and the acquisitions of Heritage Village Water Company and Avon Water Company in Connecticut in 2017.

Additional information regarding results, performance or achievements noted in this news release is available in CTWS’s Form 10-K that will be filed with the SEC today. A link to the 10-K filing can be found at http://ir.ctwater.com.

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Connecticut Water Service, Inc. & Subsidiaries

Condensed Consolidated Selected Financial Data (unaudited)

(In thousands except per share amounts)	December 31, 2017	December 31, 2016
Operating Revenues	$107,054	$98,667
Other Water Activities Revenues	1,471	1,334
Real Estate Revenues	212	8
Service and Rentals Revenues	5,112	5,307

Total Revenues	$113,849	$105,316

Total Operating Expenses	$73,649	$70,462
Other Utility Income, Net of Taxes	$824	$744
Total Utility Operating Income	$34,229	$28,949
Gain (Loss) on Property Transactions, Net of Taxes	$33	$(54)
Non-Water Sales Earnings (Services and Rentals), Net of Taxes	$1,167	$1,219
Net Income	$25,054	$23,387
Net Income Applicable to Common Shareholders	$25,016	$23,349
Basic Earnings Per Average Common Share	$2.17	$2.12
Diluted Earnings Per Average Common Share	$2.13	$2.08
Basic Weighted Average Common Shares Outstanding	11,540	11,009
Diluted Weighted Average Common Shares Outstanding	11,762	11,228
Book Value Per Share	$24.34	$20.98

Condensed Consolidated Balance Sheets (unaudited)

(In thousands)	December 31, 2017	December 31, 2016
ASSETS
Net Utility Plant	$697,723	$601,396
Current Assets	35,678	29,364
Other Assets	165,382	153,742

Total Assets	$898,783	$784,502

CAPITALIZATION AND LIABILITIES
Shareholders’ Equity	$293,630	$236,028
Preferred Stock	772	772
Long-Term Debt	253,367	197,047
Current Liabilities	41,538	55,125
Other Liabilities and Deferred Credits	177,947	200,573
Contributions in Aid of Construction	131,529	94,957

Total Capitalization and Liabilities	$898,783	$784,502

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. Any statements contained in this press release that are not statements of historical fact, including statements based upon, among other things, our current assumptions, expectations and beliefs concerning future developments and their potential effect on Connecticut Water Service, Inc., may be deemed to be forward-looking statements. These forward-looking statements involve risks, uncertainties and other factors, many of which are outside our control, which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements where statements are preceded by, followed by or include the words “believes,” “expects,” “anticipates,” “plans,” “future,” “potential,” “probably,” “predictions,” “continue” or the negative of such terms or similar expressions.

Because forward-looking statements involve risks and uncertainties, there are important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements, including but not limited to: changes in general economic, business, credit and financial market conditions; changes in environmental conditions, including those that result in water use restrictions; abnormal weather conditions; increases in energy and fuel costs; unfavorable changes to the federal and/or state tax codes; significant changes in, or unanticipated, capital requirements; significant changes in our credit rating or the market price of our common stock; our ability to integrate businesses, technologies or services which we may acquire; our ability to manage the expansion of our business; the extent to which we are able to develop and market new and improved services; the continued demand by telecommunication companies for antenna site leases on our property; the effect of the loss of major customers; our ability to retain the services of key personnel and to hire qualified personnel as we expand; labor disputes; increasing difficulties in obtaining insurance and increased cost of insurance; cost overruns relating to improvements or the expansion of our operations; increases in the costs of goods and services; civil disturbance or terroristic threats or acts; changes in accounting pronouncements; the outcome of the review of the Company’s Connecticut state tax filings by the Connecticut Department of Revenue Services; the risk that the conditions to the closing of the transaction are not satisfied, including the risk that required approvals from the shareholders of the Company or the stockholders of SJW Group for the transaction are not obtained; the risk that the regulatory approvals required for the transaction are not obtained, or that in order to obtain such regulatory approvals, conditions are imposed that adversely affect the anticipated benefits from the proposed transaction or cause the parties to abandon the proposed transaction; litigation relating to the transaction; uncertainties as to the timing of the consummation of the transaction and the ability of each party to consummate the transaction; risks that the proposed transaction disrupts the current plans and operations of the Company or SJW Group; competitive responses to the proposed transaction; unexpected costs, charges or expenses resulting from the transaction; potential adverse reactions or changes to business relationships resulting from the announcement or completion of the transaction; the combined companies’ ability to achieve the growth prospects and synergies expected from the transaction, as well as delays, challenges and expenses associated with integrating the combined companies’ existing businesses; and legislative and economic developments. Accordingly, the Company’s actual results may differ materially from those contemplated by these forward-looking statements. Investors, therefore, are cautioned against relying on any of these forward-looking statements. They speak only as of the date made and are neither statements of historical fact nor guarantees or assurances of future performance.

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Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in our filings with the Securities and Exchange Commission, including the risks and uncertainties identified in Part I, Item 1A - Risk Factors of the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 (which will be filed today). The Company does not undertake or assume any obligation to update or revise any forward-looking statements made in this press release or that may from time to time be made by or on behalf of the Company.

Additional Information and Where to Find It

In connection with the proposed transaction between SJW Group and the Company, SJW Group will file with the SEC a Registration Statement on Form S-4 that will include a joint proxy statement of SJW Group and the Company that also constitutes a prospectus of SJW Group. SJW Group and the Company may also file other documents with the SEC regarding the proposed transaction. This communication is not a substitute for the joint proxy statement/prospectus, Form S-4 or any other document which SJW Group or the Company may file with the SEC. INVESTORS AND SECURITY HOLDERS OF SJW GROUP AND THE COMPANY ARE URGED TO READ THE REGISTRATION STATEMENT, THE JOINT PROXY STATEMENT/PROSPECTUS AND ALL OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and security holders may obtain free copies of the Form S-4 and the joint proxy statement/prospectus (when available) and other documents filed with the SEC by SJW Group and the Company through the website maintained by the SEC at www.sec.gov. Copies of documents filed with the SEC by SJW Group will be made available free of charge on SJW Group’s investor relations website at https://sjwgroup.com/investor_relations. Copies of documents filed with the SEC by the Company will be made available free of charge on the Company’s investor relations website at https://ir.ctwater.com/.

No Offer or Solicitation

This communication is for informational purposes only and is not intended to and does not constitute an offer to sell, or the solicitation of an offer to subscribe for or buy, or a solicitation of any vote or approval in any jurisdiction, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in which such offer, sale or solicitation would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, and otherwise in accordance with applicable law.

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Participants in the Solicitation

SJW Group, the Company and certain of their respective directors and officers, and other members of management and employees, may be deemed to be participants in the solicitation of proxies from the holders of SJW Group and the Company securities in respect of the proposed transaction. Information regarding SJW Group’s directors and officers is available in SJW Group’s annual report on Form 10-K for the fiscal year ended December 31, 2017 and its proxy statement for its 2018 annual meeting dated March 6, 2018, which are filed with the SEC. Information regarding the Company’s directors and officers is available in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2017 (which will be filed today), and its proxy statement for its 2017 annual meeting dated March 30, 2017, which is filed with the SEC. Investors may obtain additional information regarding the interest of such participants by reading the Form S-4 and the joint proxy statement/prospectus (when available) and other documents filed with the SEC by SJW Group and the Company. These documents will be available free of charge from the sources indicated above.

News media contact:

Daniel J. Meaney, APR

Director of Corporate Communications

Connecticut Water Service, Inc.

93 West Main Street, Clinton, CT 06413-1600

(860) 664-6016